Exhibit 31.2

CERTIFICATIONS

I, Mark A. Richman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Terayon Communication Systems, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2005	By:	/s/ Mark A. Richman
Mark A. Richman
Chief Financial Officer